                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated July 15, 2005, related to the financial statements of the Aftermarket Business of Modine Manufacturing Company
at March 31, 2005, 2004, and 2003, which are incorporated by reference in Form
8-K/A of Transpro, Inc. (now known as Proliance International, Inc.) filed
September 6, 2005.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 21, 2005